Exhibit 10.23

FIRST AMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this “First Amendment”) is made as of May 9, 2022, by and between ARE-SD REGION NO. 37, LLC, a Delaware limited liability company (“Licensor”), and ARTIVA BIOTHERAPEUTICS, INC., a Delaware corporation (“Licensee”).

RECITALS

A. Licensor and Licensee are now parties to that certain License Agreement dated as of June 16, 2021 (the “License Agreement”). Pursuant to the License Agreement, Licensee has a temporary license to use that certain premises containing approximately 11,960 rentable square feet of space (the “Licensed Premises”) which consists of the entire building located at 4025 Sorrento Valley Road, San Diego, California (the “Building”). The Licensed Premises are more particularly described in the License Agreement. Capitalized terms used herein without definition shall have the meanings defined for such terms in the License Agreement.

B. Licensor and Licensee desire, subject to the terms and conditions set forth below, to amend the License Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.	Term. The first paragraph of Section 1 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“Licensor hereby grants to Licensee a license to enter into and use the Licensed Premises for the use described below commencing on the date that is 1 business day after the mutual execution and delivery of this Agreement by the parties (the “License Commencement Date”). Licensor shall deliver the Licensed Premises to Licensee on the License Commencement Date. The term (the “Term”) of the license granted pursuant to this Section 1 shall expire on the earlier of (a) the date that is 30 days after the Commencement Date (as defined in the Morehouse Lease) of the Morehouse Lease, or (b) the termination of this Agreement for Cause (as defined in Section 7); provided, however, that if the Morehouse Lease terminates such that the Commencement Date (as defined in the Morehouse Lease) of the Morehouse Lease never occurs, then this Agreement shall terminate on June 20, 2022.”

2.

Brokers. Licensor and Licensee each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Licensor and Licensee each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Licensee or Licensor, as applicable, with regard to this leasing transaction.

3.

OFAC. Licensee and all beneficial owners of Licensee are currently (a) in compliance with and shall at all times during the Term of the License Agreement remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the License Agreement be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

4.	Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This First Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d. Except as amended and/or modified by this First Amendment, the License Agreement is hereby ratified and confirmed and all other terms of the License Agreement shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the License Agreement, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the License Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LICENSEE:

ARTIVA BIOTHERAPEUTICS, INC., a Delaware corporation

By:	/s/ Peter Flynn
Its:	COO

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LICENSEE:

ARE-SD REGION NO. 37, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Gary Dean
		Its:	Executive Vice President – Real Estate Legal Affairs